Board of Directors
                              Envirokare Tech, Inc.
                             5850 T.G. Lee Boulevard
                             Orlando, Florida 32822




October 1, 2003


Dr. Gary Cook
12799 Camellia Bay Drive
East Jacksonville, Florida  32223

Dear Dr.  Cook:

     The Board of Directors of Envirokare Tech, Inc. is pleased to advise that you have been elected to serve as a member of its Board of Directors.

     In consideration for your time and attention to the Company, you will be entitled to the receive along with the other directors various honoraria for meetings and other services pursuant to the schedule adopted by the Board of Directors, a copy of which is attached for your reference.

     As a special consideration for the unique set of relationships, skills and abilities that you bring to the Board and to the Company we are pleased to provide you the following:

     a. Warrants. You shall receive, upon signing this letter agreement, warrants to purchase 400,000 shares of the Company's common stock pursuant to the terms and conditions of the warrant agreement which is attached hereto and made a part hereof. Of this number, the following applies: In the event that you leave the Board or your position as Chairman or refuse to stand for reelection before the end of the first year, any unexercised warrants to purchase up to 266,000 shares shall be forfeited and cancelled. In the event that you leave the Board or your position as Chairman or refuse to stand for reelection before the end of the second year, any unexercised warrants to purchase up to 133,000 shares shall be forfeited and cancelled. In the event that you leave the Board or your position as Chairman or refuse to stand for reelection after the second anniversary of the date of this agreement, any unexercised warrants to purchase up to 400,000 shares of the Company's common stock shall not be subject to forfeiture for any reason. Upon execution of this agreement, warrants to purchase 133,000 shares of the Company's common stock shall not be subject to forfeiture for any reason.

Dr. Gary Cook
October 1, 2003
page two

     b. Expense Reimbursement. The Company shall reimburse you for all reasonable amounts actually expended at the your discretion in the course of performing his duties for the Company. You will tender receipts or written accounts describing the amounts and purpose of the expense to the Company.

     c. Insurance/Indemnification. Company will maintain Directors and Officers liability insurance for the benefit of Directors and Officers throughout your term as Director, in amounts considered prudent for publicly traded companies of like size and engaging in similar businesses as the Company. Board of Directors agrees to hold you harmless for any liabilities created or ensuing from his conduct of business on the Company's behalf. Company will provide you with written proof of insurance at the time of execution of this agreement.

     d. Nondisclosure of Confidential Information. You acknowledges that during the term as a Director of the Company, you will have access to and become acquainted with information of a confidential, proprietary or secret nature which is or may be either applicable to, or related in any way to, the present or future business of the Company, the research and development or investigation of the Company, or the business of any customer of the Company ("Confidential Information"). For example, Confidential Information includes, but is not limited to, devices, secret inventions, processes and compilations of information, records, specifications, designs, plans, proposals, software, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company and its customers and vendors. You shall not disclose any Confidential Information, directly or indirectly, or use such information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment with the Company. You also agree to comply with the Company's policies and regulations, as established from time to time for the protection of its Confidential
Information,   including,   for  example,   executing  the  Company's   standard
confidentiality agreements. This section shall survive termination of this Agreement.

     We look forward with much enthusiasm to your joining the Board of Directors of Enviokare Tech, Inc. and to your serving as its Chairman.



                                              Very truly,

                                              /s/ George Kazantzis
                                              --------------------------------
                                              George Kazantzis, Director
                                              For the Board of Directors

Dr. Gary Cook
October 1, 2003
page three






                                              AGREED TO AND ACCEPTED:



Dated:  October 1, 2003                       /s/ Gary Cook
                                              --------------------------------
                                              Gary Cook